Exhibit 99.1

For Immediate Release

MSL Contact:

David Holt

(978) 371-5457

david.holt@msl.com

MSL REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

CONCORD, MA (July 25, 2003) — MSL (NYSE: MSV), a full-service global electronics manufacturing services and supply chain services (EMS) company, today released its financial results for the second quarter of fiscal 2003.

Revenues for the quarter were $182.2 million, a sequential increase of 13% compared to the first quarter of 2003 and a decrease of 20% from the same period a year ago.  Net loss under Generally Accepted Accounting Principles (GAAP) for the second quarter of 2003 was $0.7 million, compared to a net income of $0.8 million in the first quarter of 2003 and net income of $0.2 million in the comparable period of the prior year.  Including the impact of accretion and dividends on its convertible preferred stock, the Company reported a GAAP net loss applicable to common stockholders of $1.6 million, or $0.05 per share in the second quarter of 2003 as compared to a net loss of $.05 million or $0.00 per share in the first quarter of 2003 and a net loss of $0.6 million, or $0.02 per share in the comparable period of the prior year.

Cash EPS (1) was $(0.01) in the second quarter of 2003, compared to $(0.02) in the first quarter of 2003 and $0.12 in the period a year ago.  Earnings before interest, taxes, depreciation and amortization, as adjusted (Adjusted EBITDA (2)), for the second quarter of 2003 were $5.6 million or 3.1% of revenue as compared to $4.8 million or 3.0% of revenue in the first quarter of 2003 and $12.2 million or 5.3% of revenue in the second quarter of the prior year.

At June 29, 2003, the Company had a cash balance of $44.7 million, which exceeded by $19.2 million its total debt, as compared to cash in excess of debt of $14.3 million at March 30, 2003 and $7.8 million at June 30, 2002.  Net working capital days at June 29, 2003 were forty, a decrease of four days from forty-four days at March 30, 2003 reflecting improved efficiencies on higher revenue.  The Company generated $7.1 million in cash from operations during the quarter.

The Company also reported it won twenty-five new programs during the quarter, ten of which were for volume production, one of which was for after market services, and fifteen of which were for design services.  Twelve of the programs were wins with new customers and thirteen were with existing customers.

“I am pleased with the continued momentum we showed in the second quarter,” said Bob Bradshaw, Chairman and Chief Executive Officer of MSL.  “Sequential revenue growth, additional new wins, increasing cash balances and lower cash cycle days are all indicators of our ability to deliver superior services to our customers and position us well for the future.  Our recently announced relationship with Groupe Ingenico now adds to this momentum as we go forward.”

“We remained focused in the second quarter on effectively managing our cost base to drive operating leverage,” said Bert Notini, MSL’s Executive Vice President and Chief Financial Officer.  “As we implement our previously announced consolidation efforts during the second half of the year, we will further enhance both our utilization rates and the service we provide to customers.”

The Company noted it had raised $23 million in net proceeds through a Series B convertible preferred share offering in July that increased the Company’s cash position and furthers its competitive position in the market place.

On June 19, 2003 the Company announced potential actions that would result in restructuring and other charges of approximately $8 to $10 million.  The Company’s second quarter GAAP financial statements reflect a charge of $1.6 million related to these actions, partially offset by $645 thousand of reversals related to previous restructuring activities.

The Company reported that it expects revenues for the third quarter to increase sequentially and be in the range of $185 million to $205 million and estimates that Cash EPS will be in the range of $0.00 to $(0.04) per share, reflecting the impact of the costs associated with the new Series B convertible preferred shares and start-up costs with the newly announced Ingenico partnership.  The comparable GAAP EPS would include the announced restructuring charges and any potential gains or losses as a result of the change in value to the Company’s warrant derivative, which will be determined in large part by the Company’s Common Stock price at the end of the third quarter.

The Company believes that Cash EPS and Adjusted EBITDA, both non-GAAP financial  measures, provide investors with a useful view of the Company’s results by isolating unusual gains, losses and charges and describing the Company’s performance without them.  The non-GAAP measures in this press release are reconciled to the Company’s most directly comparable GAAP measures on the following pages.

(1) Cash EPS excludes unusual gains and charges, non-cash gains and losses on the change in fair value of the Company’s common stock warrant derivative and amortization of intangibles.

(2) Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, restructuring and other asset write-downs, stock-based compensation and other non-recurring items as well as non-operating expenses including foreign exchange gain (loss).

About MSL:

Manufacturers’ Services Limited (MSL) is a global company that provides a portfolio of integrated manufacturing and related supply chain services that facilitate its customers’ ability to get products to market faster, reduce their total cost, and achieve superior operational performance.  The Company has specific expertise in electronics design and new product introduction, printed circuit board assembly and testing, high speed automated manufacturing, final product assembly including configure-to-order and build-to-order, integration and testing of complex systems, global supply chain management, order fulfillment, repair and end-of-life management.  MSL’s customers come from a diverse set of industries including industrial equipment, commercial avionics, retail infrastructure, medical products, voice and data communications, networked storage, office equipment, computers and computer peripherals. The Company integrates its services with its customers’ operations, leveraging information technology to connect a global network of suppliers, internal operations, and customers.  MSL differentiates itself by providing a superior customer experience characterized by significant mind share, personalized service, customized and flexible solutions, and rapid response.  MSL is headquartered in Concord, Massachusetts.  For more information, please visit the Company’s website at www.msl.com.

Any statements in this press release about future expectations, plans and prospects for the Company, including the Company’s expectations for first quarter operating results and any statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence upon a relatively small number of customers; risks associated with our acquisitions of other companies or businesses; the incurrence of indebtedness and associated interest expense to fund our business strategy; the availability of critical components, particularly those from sole-source suppliers; the impact of competition within our industry; cancellations of or delays in customer orders; general economic conditions within our industry; the impact of foreign currency fluctuations and other factors specifically affecting our international operations.  In addition, the forward-looking statements included in this press release represent the Company’s estimates as of July 25, 2003.  The Company anticipates that subsequent events and developments will cause the Company’s estimates to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

MANUFACTURERS’ SERVICES, LTD.

GAAP - CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002

Net sales	$182,203	$227,831	$343,576	$443,197
Cost of goods sold	166,966	205,020	315,322	402,106

Gross profit	15,237	22,811	28,254	41,091

Operating expenses:
Selling, general and administrative	13,438	15,453	25,550	31,025
Amortization expense	—	1,853	—	3,706
Restructuring and asset writedowns	954	(569)	705	4,888
Other operating (income) expense	—	—	—	(800)

Income from operations	845	6,074	1,999	2,272

Interest expense, net	(1,102)	(2,143)	(2,102)	(5,137)
Loss from extinguishment of debt	—	(4,031)	—	(4,031)
Gain (loss) on change in fair value of derivative	(200)	910	320	910
Foreign exchange gain (loss)	87	39	406	56

Income (loss) before income taxes	(370)	849	623	(5,930)
Provision for income taxes	343	611	507	1,018

Net income (loss)	$(713)	$238	$116	$(6,948)

Net loss applicable to common stockholders	$(1,589)	$(628)	$(1,635)	$(7,957)

Basic loss per share
Net loss applicable to common stockholders	$(0.05)	$(0.02)	$(0.05)	$(0.25)
Weighted average shares outstanding	33,581	32,450	33,449	32,415

Diluted loss per share
Net loss applicable to common stockholders	$(0.05)	$(0.02)	$(0.05)	$(0.25)
Weighted average shares outstanding	33,581	32,450	33,449	32,415

Net income (Loss)	$(713)	$238	$116	$(6,948)
Dividends on convertible preferred stock	(545)	(545)	(1,092)	(636)
Accretion on convertible preferred stock	(331)	(321)	(659)	(373)
Net loss available to common stockholders	$(1,589)	$(628)	$(1,635)	$(7,957)

MANUFACTURERS’ SERVICES, LTD.

NON-GAAP - CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002
Net sales	$182,203	$227,831	$343,576	$443,197
Cost of goods sold (1)	166,966	205,020	315,322	400,049

Gross profit	15,237	22,811	28,254	43,148

Operating expenses: (2)
Selling, general and administrative (1)	13,438	15,453	25,550	29,608
Amortization expense	—	1,853	—	3,706
Other operating (income) expense	—	—	—	(800)

Income from operations	1,799	5,505	2,704	10,634

Interest expense, net	(1,102)	(2,143)	(2,102)	(5,137)
Foreign exchange gain (loss)	87	39	406	56

Income before provision for income taxes (3)	784	3,401	1,008	5,553
Provision for income taxes	343	611	507	1,018

Adjusted net income (7)	$441	$2,790	$501	$4,535

Adjusted net income (loss) applicable to common stockholders (4)(7)	$(435)	$1,924	$(1,250)	$3,526

Cash EPS (5)(7)	$(0.01)	$0.12	$(0.04)	$0.22

Weighted average shares outstanding - diluted	33,581	32,450	33,449	32,415

Adjusted EBITDA (6)(7)	$5,614	$12,156	$10,453	$24,253

(1) Excludes $3,474 of losses ($2,057 in cost of sales and $1,417 in S,G&A) incurred in the first quarter of 2002, associated with the Company’s Salt Lake City facility, subsequent to the Company’s decision to close the site in the fourth quarter of 2001.

(2) Excludes restructuring charges (reversals) and asset writedowns of $(249) and $954 in the first and second quarters of 2003 and $5,457 and ($569) in the first and second quarters of 2002, respectively.

(3) Excludes a loss on extinguishment of debt of $4,031 incurred in the second quarter of 2002. Also excludes gain(loss) on change in fair value of warrant derivative of $520 and ($200) in the first and second quarters of 2003 and $910 in the second quarter of 2002, respectively.

(4) Reflects the impact of deducting dividends and accretion on convertible preferred stock.

(5) Cash EPS is defined as net income (loss) applicable to common stockholders before restructuring and asset writedown charges, non-recurring and unusual items, and amortization of goodwill and other intangibles, divided by diluted weighted average shares outstanding.

(6) Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, restructuring and other asset write-downs, stock-based compensation and other non-recurring items as well as non-operating expenses including foreign exchange gain (loss).

(7) Adjusted net income, adjusted net income applicable to common stockholders, Cash EPS and adjusted EBITDA are presented as additional Non-GAAP measures and are not a substitute for Earnings Per Share under generally accepted accounting principles.

MANUFACTURERS’ SERVICES, LTD.

SUPPLEMENTAL COMPARATIVE CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 30, 2003	March 30, 2003
	GAAP	Non-GAAP
Net sales	161,373	$161,373 $
Cost of goods sold	148,356	148,356

Gross profit	13,017	13,017

Operating expenses:
Selling, general and administrative	12,112	12,112
Restructuring and asset writedowns (1)	(249)	—

Income from operations	1,154	905

Interest expense, net	(1,000)	(1,000)
Gain (loss) on change in fair value of derivative (1)	520	—
Foreign exchange gain (loss)	319	319

Income before income taxes	993	224
Provision for income taxes	164	164

Net income	$829	$60
Net loss applicable to common stockholders	$(46)	$(815)

Basic income (loss) per share
Net loss applicable to common stockholders	$(0.00)	$(0.02)
Weighted average shares outstanding	33,313	33,313

Diluted income (loss) per share
Net loss applicable to common stockholders	$(0.00)	$(0.02)
Weighted average shares outstanding	33,313	33,313

(1) The Non-GAAP statement excludes the impact of restructuring and asset write-down reversals as well as the gain on the change in fair value of a derivative.

MANUFACTURERS’ SERVICES, LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	(Unaudited)
	June 29,	December 31,
ASSETS	2003	2002

Current assets:
Cash and cash equivalents	$44,665	$48,955
Accounts receivable, net	95,006	109,083
Inventories	96,000	98,827
Prepaid expenses and other current assets	18,105	21,945

Total current assets	253,776	278,810

Property and equipment, net	39,784	34,659
Goodwill, net	8,559	8,441
Other assets	10,072	9,497

Total assets	$312,191	$331,407

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt and capital lease obligations	$4,626	$5,654
Accounts payable	106,253	127,085
Accrued expenses and other current liabilities	32,255	39,157

Total current liablities	143,134	171,896

Long-term debt and capital lease obligations	20,867	18,003
Other liabilities	5,108	5,260

Total liabilities	169,109	195,159

Convertible preferred stock	36,755	35,551
Stockholders’ equity	106,327	100,697

Total liabilities, convertible preferred stock and stockholders’ equity	$312,191	$331,407

MANUFACTURERS’ SERVICES, LTD.

SUPPLEMENTAL DATA - CASH EPS

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002	March 30, 2003

Net loss applicable to common shareholders – GAAP	$(1,589)	$(628)	$(1,635)	$(7,957)	$(46)

Restructuring and asset writedowns	954	(569)	705	4,888	(249)

Losses associated with Salt Lake City facility	—	—	—	3,474	—

Changes in fair value of derivative	200	(910)	(320)	(910)	(520)

Loss on extinguishment of debt	—	4,031	—	4,031	—

Adjusted net income (loss) applicable to common shareholders	$(435)	$1,924	$(1,250)	$3,526	$(815)

Amortization of goodwill and intangibles	—	1,853	—	3,706	—

Cash earnings applicable to common shareholders	$(435)	$3,777	$(1,250)	$7,232	$(815)

Diluted Cash EPS	$(0.01)	$0.12	$(0.04)	$0.22	$(0.02)

Weighted average shares outstanding – diluted	33,581	32,450	33,449	32,415	33,313

MANUFACTURERS’ SERVICES, LTD.

SUPPLEMENTAL DATA - ADJUSTED EBITDA RECONCILIATION (in thousand’s)

(unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002	March 30, 2003
GAAP - net income (loss)	$(713)	$238	$116	$(6,948)	$829

Adjustments

Provision for income taxes	343	611	507	1,018	164

Foreign exchange	(87)	(39)	(406)	(56)	(319)

Change in fair value of derivative	200	(910)	(320)	(910)	(520)

Loss on extinguishment of debt	—	4,031	—	4,031	—

Interest expense	1,102	2,143	2,102	5,137	1,000

Stock-based compensation	92	120	450	333	358

Restructuring and asset writedowns	954	(569)	705	4,888	(249)

Losses associated with Salt Lake City facility	—	—	—	3,474	—

Depreciation	3,723	4,678	7,299	9,580	3,576

Amortization	—	1,853	—	3,706	—

Adjusted EBITDA	$5,614	$12,156	$10,453	$24,253	$4,839